SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

            DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): 9-19-07

                        AMERON INTERNATIONAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)

       Delaware                       1-9102                   77-0100596
   (State or other                 (Commission                (IRS Employer
    jurisdiction                     File No.)             Identification No.)
  of Incorporation)


              245 South Los Robles Ave., Pasadena, California 91101
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (626) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFG 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))


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Item 5.02 - Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 19, 2007, the Compensation Committee of the Board of Directors and the Board of Directors of Ameron International Corporation (the "Company") approved the First Amendment to the Amended and Restated Employment Agreement of James S. Marlen (the "Amendment"), a copy of which is filed as Exhibit 99.1 to this Report and incorporated herein by reference. Pursuant to the Amendment the term of Mr. Marlen's Employment Agreement was extended to March 31, 2010, and Mr. Marlen will continue to serve as Chairman of the Board, President and Chief Executive Officer. Pursuant to the terms of the Amendment, the Company, in the sole discretion of the Board of Directors, may further extend the term of Mr. Marlen's Employment Agreement through November 30, 2010.

Pursuant to the Amendment, Mr. Marlen's Employment Agreement was amended to provide that the lump-sum cash severance payment to Mr. Marlen in the event of his termination without cause at any time before March 31, 2010 will be equal to
1.5 times the sum of his base salary and the highest management incentive bonus paid to Mr. Marlen during the 5 years preceding the termination (but not less than 100% of his base salary). In addition, the Amendment provides that upon such a termination of employment, Mr. Marlen will be entitled to 100% vesting of his outstanding restricted stock awards and accelerated vesting of his performance stock units as described below. The Amendment further provides that no lump-sum cash severance payment will be paid to Mr. Marlen in the event of termination of his employment for any reason at any time on or after March 31, 2010.

The Amendment provides that Mr. Marlen will be entitled to receive annual grants under the Company's 2004 Stock Incentive Plan of 18,000 fully vested shares of common stock in February of 2008, 2009 and 2010, so long as a change of control of the Company has not occurred prior to the applicable grant date and Mr. Marlen continues to be employed by the Company as its Chairman of the Board, President, or Chief Executive officer on the applicable grant date.

Additionally, pursuant to the terms of the Amendment, on September 19, 2007, Mr. Marlen received a grant of performance stock units, pursuant to which a maximum of 24,000 shares of the Company's common stock may be issued depending on the Company's per share stock price on the date the award vests (Mr. Marlen would earn 20,000 shares under the award for performance at the target level). The performance stock unit grant was made pursuant to the Company's 2004 Stock Incentive Plan and a Performance Stock Unit Agreement between the Company and Mr. Marlen dated September 19, 2007, a copy of which is filed as Exhibit 99.2 to this Report and incorporated herein by reference. The Performance Stock Unit Agreement provides for cliff vesting of the performance stock units at the end of the term of Mr. Marlen's Employment Agreement (meaning no later than November 30, 2010); provided that the performance stock units will vest earlier upon a change of control of the Company (as defined the Amendment) or upon the termination of Mr. Marlen's employment with the Company terminated without cause (as defined in the Amendment) or by reason of his death or disability. The foregoing summaries are qualified in their entirety by reference to the Amendment and the Performance Stock Unit Agreement filed as Exhibits 99.1 and 99.2, respectively, to this Report.

Item 8.01 - Other Events.

On September 19, 2007, the Company issued a press release in connection with the Amendment. The press release is filed as Exhibit 99.3 to this Report.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   AMERON INTERNATIONAL CORPORATION

Date:  September 20, 2007          By:  /s/ Javier Solis
                                        ----------------------------------------
                                        Javier Solis
                                        Senior Vice President of Administration,
                                        Secretary and General Counsel